Exhibit 99.1

CVS Health Announces Steps to Accelerate Omnichannel Health Strategy

Prem Shah to become company’s first Chief Pharmacy Officer

Shah and Michelle Peluso named Co-Presidents of retail business effective January 1, 2022

New retail footprint strategy aligned to evolving consumer needs

WOONSOCKET, R.I., Nov. 18, 2021 — CVS Health (NYSE: CVS) today announced several steps to support its strategy of making health care more affordable, accessible, and convenient for consumers.

Prem Shah has been named to the newly created role of Chief Pharmacy Officer and will oversee the omnichannel pharmacy strategy, effective immediately. On January 1, 2022, Shah and Michelle Peluso will become Co-Presidents of CVS Health’s retail business, with Peluso overseeing front-store strategy and operations. Shah joined CVS Health in 2013 and is currently Executive Vice President, Specialty Pharmacy and Product Innovation. Peluso joined CVS Health in 2021 as Executive Vice President and Chief Customer Officer.

“Prem and Michelle are ideally suited for their new roles and will be instrumental to CVS Health as we continue to execute against our strategy of delivering an integrated health care experience centered around the consumer,” said Karen S. Lynch, President and CEO of CVS Health.

Shah will report directly to Lynch in his new role, and Peluso will continue to report directly to Lynch.

In connection with the changes announced today, Neela Montgomery, currently Executive Vice President and President, CVS Retail/Pharmacy, has decided to leave the company. Montgomery will remain in her role until the end of 2021, ensuring a smooth transition of responsibilities.

Lynch added, “We appreciate Neela’s contributions during an incredibly challenging and dynamic period when our retail stores played a critical role in the country’s fight against COVID-19. We value the leadership she has provided during a time of evolution in our business and wish her continued success.”

As part of the company’s strategic review of its retail business, CVS Health will also create new store formats to drive higher engagement with consumers. Three distinct models will serve as community health destinations:

•	Sites dedicated to offering primary care services;
•	An enhanced version of HealthHUB™ locations with products and services designed for everyday health and wellness needs; and
•	Traditional CVS Pharmacy stores that provide prescription services and health, wellness, personal care and other convenient retail offerings.

The company has been evaluating changes in population, consumer buying patterns and future health needs to ensure it has the right kinds of stores in the right locations for consumers and for the business. As part of this initiative, CVS Health will reduce store density in certain locations and close approximately 300 stores a year for the next three years. The company is committed to offering impacted colleagues roles in other locations or different opportunities as part of its overall workforce strategy. These changes will begin in the Spring of 2022.

“Our retail stores are fundamental to our strategy and who we are as a company,” said Lynch. “We remain focused on the competitive advantage provided by our presence in thousands of communities across the country, which complements our rapidly expanding digital presence.”

In connection with the planned store closures, the company expects to record an impairment charge in the fourth quarter of 2021 of between $1.0 billion and $1.2 billion or between $0.56 and $0.67 of diluted earnings per share related to the write down of operating lease right-of-use assets and property and equipment. As a result of the planned store closures, the company has revised its full year 2021 GAAP EPS guidance range to $5.46 to $5.67 from $6.13 to $6.23.  These impairment charges are excluded from the company’s calculation of Adjusted EPS.  The company expects the impact to Adjusted EPS to be immaterial in 2021 and 2022, and modestly accretive in 2023 and thereafter.  The company confirms its full year 2021 Adjusted EPS guidance range of $7.90 to $8.00 and confirms its full year 2021 cash flow from operations guidance range of $13.0 billion to $13.5 billion.

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About CVS Health

CVS Health is the leading health solutions company, delivering care like no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and over 300,000 dedicated colleagues—including more than 40,000 physicians, pharmacists, nurses, and nurse practitioners. Wherever and whenever people need us, we help them with their health—whether that’s managing chronic diseases, staying compliant with their medications, or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system—and their personal health care—by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Learn more at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include references to CVS Health Corporation’s omnichannel pharmacy strategy leadership changes in its retail segment, changes to its retail footprint and its full year 2021 guidance, including the information included in the reconciliations. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Non-GAAP Measures

The press release includes Adjusted EPS, a non-GAAP financial measure that the company uses to describe its performance. The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. Non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Adjusted EPS is calculated by dividing adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, store impairments, goodwill impairments, acquisition purchase price adjustments outside of the acquisition accounting measurement period, gains/losses on divestitures, losses on early extinguishment of debt and the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health. The adjustments between GAAP diluted EPS and Adjusted EPS include, as applicable, adding back amortization of intangible assets, integration costs related to the Company’s acquisition of Aetna Inc., the LTC goodwill impairment, an acquisition purchase price adjustment outside of the acquisition accounting measurement period, a loss on early extinguishment of debt and the store impairments described in this press release.

The following reconciliations of projected net income attributable to CVS Health to projected adjusted income attributable to CVS Health and calculations of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

	Year Ending December 31, 2021
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$7,258	$5.46	$7,537	$5.67
Amortization of intangible assets	2,260	1.70	2,260	1.70
Acquisition-related integration costs	160	0.12	160	0.12
Store impairments	1,200	0.90	1,000	0.75
Goodwill impairment	431	0.33	431	0.33
Acquisition purchase price adjustment outside of measurement period	(61)	(0.05)	(61)	(0.05)
Loss on early extinguishment of debt	363	0.27	363	0.27
Tax impact of non-GAAP adjustments	(1,101)	(0.83)	(1,050)	(0.79)
Adjusted income attributable to CVS Health	$10,510	$7.90	$10,640	$8.00
Weighted average diluted shares outstanding		1,330		1,330

Media contact

T.J. Crawford

212-457-0583

CrawfordT2@CVSHealth.com

Investor contact

Susie Lisa, CFA

401-770-4050

Susan.Lisa@CVSHealth.com